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                                                                    EXHIBIT 4.31


                    COMMON SECURITIES SUBSCRIPTION AGREEMENT


         COMMON SECURITIES SUBSCRIPTION AGREEMENT, dated as of November 6, 2003 (this "Agreement"), between PXRE Capital Trust VI, a statutory trust created under the laws of the State of Delaware (the "Trust"), and PXRE Group Ltd., a Bermuda company (the "Buyer"), relating to the Trust's common securities (liquidation amount of $1,000 per security) representing undivided beneficial interests in the assets of the Trust (the "Common Securities"). Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed thereto in the Purchase Agreement (as defined below).

         WHEREAS, the Buyer, the Trust and the Purchaser named therein have entered into a Purchase Agreement, dated November 6, 2003 (the "Purchase Agreement"), in connection with the issuance and sale of Preferred Securities (liquidation amount of $1,000 per security) by the Trust; and

         WHEREAS, the Buyer, as depositor of the Trust, desires to purchase from the Trust, and the Trust desires to sell to the Buyer, all of the Common Securities.

         NOW, THEREFORE, in consideration of the foregoing premises and the conditions and agreements hereinafter set forth, the parties hereto agree as follows:

         1. The Buyer hereby subscribes for and offers to purchase from the Trust, and the Trust hereby accepts such offer and agrees to issue and sell to the Buyer, contemporaneous with the Closing Date, Three Hundred Ten (310) Common Securities with an aggregate liquidation amount with respect to the assets of the Trust of Three Hundred Ten Thousand Dollars ($310,000) in consideration of the payment on or before the date hereof of Three Hundred Ten Thousand Dollars ($310,000) in immediately available funds.

         2. The Trust represents and warrants that, upon execution and delivery of the Common Securities to the Buyer, the Common Securities will be duly authorized, validly issued, fully paid and nonassessable and entitled to the benefits and subject to the terms of the Amended and Restated Trust Agreement, dated as of November 6, 2003, among the Buyer, as depositor, JPMorgan Chase Bank, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee, and John M. Modin, Bruce Byrnes and R.E. Jeff Jeffreys, as Administrative Trustees, and the holders from time to time of undivided beneficial interests in the Trust.

         3. This Agreement and the rights and obligations of each of the parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of New York without reference to its conflict of laws provisions (other than Section 5-1401 of the General Obligations Law).

         4. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

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         5. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Common
Securities Subscription Agreement to be duly executed as of the date first written above.

                                 PXRE CAPITAL TRUST VI

                                 By:  /s/ John Modin
                                    -------------------------------------------
                                      John M. Modin
                                      Administrative Trustee

                                 By:  /s/ Bruce J. Byrnes
                                    -------------------------------------------
                                      Bruce J. Byrnes
                                      Administrative Trustee

                                 By:  /s/ R.E. Jeff Jeffreys
                                      -----------------------------------------
                                      R.E. Jeff Jeffreys
                                      Administrative Trustee


                                 PXRE GROUP LTD.

                                 By:  /s/  Jeffrey L. Radke
                                      -----------------------------------------
                                      Jeffrey L. Radke
                                      Chief Executive Officer and President